SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant |X|
Filed by a Party other than the Registrant
Check the appropriate box:
     Preliminary Proxy Statement
     Confidential, for use of the Commission only
         (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to ss. 240.14a-11(C) or ss. 240.14a-12

                          Prime Medical Services, Inc.

                (Name of Registrant as Specified In Its Charter)


    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

     $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(I)(3).

     Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:


         2)  Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:


         4)  Proposed maximum aggregate value of transaction:


         5)  Total fee paid:


         Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:


         2)  Form, Schedule or Registration Statement No.:


         3)  Filing Party:


         4)  Date Filed:

                         PRIME MEDICAL SERVICES, INC.
                        1301 S. Capital of Texas Highway
                                   Suite C-300
                                Austin, TX 78746

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 26, 2001


     Notice is hereby given that the Annual Meeting of Shareholders of Prime Medical Services, Inc., a Delaware corporation (the "Company"), will be held at Lakeway Inn Conference Resort, 101 Lakeway Drive, Austin, Texas 78734, on Tuesday, June 26, 2001 at 8:30 a.m. Austin, Texas time for the following purposes:

a)       To elect six directors to serve on the Board of Directors;
b) To amend the 1993 Amended and Restated Stock Option Plan to increase the aggregate number of shares available for issuance thereunder by 400,000; and
c) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

     The close of business on April 27, 2001, has been fixed as the record date for the determination of Shareholders entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment(s) thereof.

     You are cordially invited and urged to attend the meeting, but if you are unable to attend the meeting, you are requested to sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.




                                   By Order of the Board of Directors

                                   /s/  Cheryl L. Williams
                                   -----------------------
                                   CHERYL L. WILLIAMS, Secretary

Austin, Texas
May 15, 2001

                          PRIME MEDICAL SERVICES, INC.
                        1301 S. Capital of Texas Highway
                                   Suite C-300
                               Austin, Texas 78746



                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 26, 2001



     This Proxy Statement is sent to shareholders of Prime Medical Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at the Lakeway Inn Conference Resort, 101 Lakeway Drive, Austin, Texas 78734, on Tuesday, June 26, 2001 at 8:30 a.m. Austin, Texas time and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The Company will pay the cost of solicitation of proxies. This Proxy Statement was first mailed to shareholders on or about May 15, 2001.

     Unless the context indicates otherwise, "Prime" or the "Company" includes the Company and all of the other direct and indirect wholly owned subsidiaries of the Company on a consolidated basis.


                                  ANNUAL REPORT


     Enclosed is an Annual Report to Shareholders for the year ended December 31, 2000 including audited financial statements. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.


                               REVOCATION OF PROXY


     Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Secretary of the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Secretary of the Company a later dated proxy.

                 OUTSTANDING COMMON STOCK; CERTAIN SHAREHOLDERS

     The voting securities of the Company are shares of its common stock, $.01 par value per share (the "Common Stock"), each share of which entitles the holder thereof to one vote. As of April 27, 2001, there were outstanding and entitled to vote 15,704,333 shares of Common Stock. Only shareholders of record at the close of business on April 27, 2001 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment(s) thereof.

     The following table sets forth certain information regarding certain owners of Common Stock as of April 27, 2001, with respect to (a) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) certain officers of the Company, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, the Company believes that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

                                                  Beneficial Ownership
                                                  --------------------
Name                                             Number of
                                                   Shares        Percent
                                                   ------        -------
American Physicians Service Group, Inc.             2,343,803      14.9%
   1301 Capital of Texas Highway
   Austin, Texas 78746 ("APS")
Goldman, Sachs Asset Management                     1,304,300       8.3%
 .  New York Plaza
   New York, New York 10004
SAFECO Common Stock Trust,                          1,545,150       9.8%
SAFECO Asset Management Company and
SAFECO Corporation
   SAFECO Plaza
   Seattle, WA 98185
Wellington Management                               1,132,100       7.2%
    75 State Street
    Boston, MA 02109
Dimensional Fund                                    1,080,400       6.9%
    10 South Wacker, Suite 2275
    Chicago, IL 60606
David D. Dulaney, M.D. (1)                             84,924          *
Brad Hummel (1) (2)                                    50,000          *
Joseph Jenkins, M.D. (1)                              434,773       2.7%
Stan Johnson (1)                                       36,334          *
William A. Searles (1)(2)                             200,100       1.3%
Kenneth S. Shifrin (1)(2)                             627,870       3.9%
Michael J. Spalding, M.D. (1)                         155,000       1.0%
David Vela, M.D. (1)                                   24,638          *
Cheryl Williams (1)                                   282,398       1.8%
All directors and executive officers
as a group (14 persons)                             1,925,327      11.1%

 *    Less than 1%

(1) Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 27, 2001:
     Dr. Dulaney, 84,924; Mr. Hummel, 50,000; Dr. Jenkins, 375,000; Mr. Johnson, 36,334;Mr. Searles, 200,000; Mr. Shifrin, 415,000; Dr. Spalding, 155,000;
     Dr. Vela, 24,334; and Ms. Williams, 215,000.

(2) Mr. Hummel, Mr. Searles and Mr. Shifrin are each directors of APS and, together with the other officers and directors of APS, may share in the voting and investment power with respect to the shares of common stock of the Company owned by APS. Each of such persons disclaims the beneficial ownership of any such shares.

                             MANAGEMENT COMPENSATION

Summary Compensation Table
--------------------------

     Set forth below is information concerning aggregate compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during any of the last three fiscal years (collectively, the "Named Executives"). Long-Term

                                                                       Annual             Compensation
                                                                    Compensation             Awards
                                                                    ------------           Securities
                                                                                           Underlying      All Other
Name and Principal Position                        Year        Salary ($)     Bonus         Options (2)   Compensation ($)
---------------------------                        ----        ----------     -----         -----------   ----------------

Kenneth S. Shifrin - Chairman of the Board         2000         325,000      105,000         40,000
                                                   1999         325,272      162,500        175,000
                                                   1998         244,874      208,711        140,000


Brad A. Hummel - President and                     2000         262,885      105,000        160,000
   Chief Executive Officer                         1999          57,596       40,000             --
                                                   1998              --           --             --


Joseph Jenkins, M.D. (3)                           2000         325,000           --         25,000
                                                   1999         325,000      138,125        175,000
                                                   1998         325,000      105,824        125,000


Cheryl Williams - Chief Financial Officer,         2000         150,000       65,000         25,000
    Sr. Vice President, Finance and Secretary      1999         150,096       75,000         60,000
                                                   1998         123,730      143,740         65,000

Teena Belcik - Vice President and Treasurer (4)    2000         123,000           --          5,000
                                                   1999          27,692       25,000         35,000
                                                   1998              --           --             --


Stan Johnson - Vice President                      2000         193,026       37,500          5,000
                                                   1999         172,391       35,000             --
                                                   1998         164,604       20,000         25,000


David Vela, M.D. - Vice President                  2000         143,865       37,500          5,000
                                                   1999         115,422       25,000             --
                                                   1998          99,828       30,000         25,000



(1)      Reflects bonuses earned during the year.
(2)      Options to acquire Common Stock.
(3) Dr. Jenkins employment with the Company ended December 31, 2000. He continues to serve on the Board of Directors.
(4)      Ms. Belcik's employment with the Company ended March 8, 2001.

Option Grants During 2000
-------------------------

     The following table provides information related to options granted to the Named Executives during 2000. The Company does not have any outstanding stock appreciation rights.

                                                 Potential Realizable Value at Assumed
                           Number of   Percent of                          Annual Rates of Stock Price Appreciation for
                        Securities   Total Options                                      Option Term (a)
                          Underlying   Granted to     Exercise
                           Options    Employees in   Price (b)   Expiration     0 %  ($)     5 %  ($)      10 % ($)
       Name                Granted (#)  Fiscal Year      ($/Sh)        Date
       ----                -----------  -----------      ------        ----

Kenneth S. Shifrin           25,000         5.7%        $4.91      12/27/05         --          33,914       74,940
  Chairman of the Board      15,000         3.4%        $8.13      08/14/05         --          33,693       74,452

Brad A. Hummel              100,000        22.7%        $8.50      04/20/05         --         234,839      518,934
  President and Chief        50,000        11.3%        $7.34      06/14/05         --         101,395      224,057
    Executive Officer        10,000         2.3%        $4.91      12/27/05         --          13,565       29,976

Joseph Jenkins, M.D. (d)     15,000         3.4%        $8.13      08/14/05         --          33,693       74,452
                             10,000         2.3%        $4.91      12/27/05         --          13,565       29,976

Cheryl Williams              25,000         5.7%        $4.91      12/27/05         --          33,914       74,940
  Chief Financial Officer,
  Sr. Vice President Finance
      and Secretary

Teena Belcik (e)              5,000         1.1%        $4.91      12/27/05         --           6,783       14,988

Stan Johnson                  5,000         1.1%        $4.91      12/27/05         --           6,783       14,988
  Vice President

David Vela, M.D               5,000         1.1%        $4.91      12/27/05         --           6,783       14,988
  Vice President


All Employees as a Group    441,000       100.0%          (c)         (c)           --         829,323    1,832,586



                                                                                     0%            5%               10%
                                                                                     --            --               ---

Total potential stock price appreciation from June 11, 2000 to June 10, 2005 for all shareholders at assumed rates of
   stock price appreciation.                                                         --        $29,558,195       $65,315,882
Potential actual realizable value of options granted to all employees, as a percentage of total potential stock price appreciation from June 11,
   2000 to June 10, 2005 for all shareholders at assumed
   rates of stock price appreciation.                                                --            4.6%              4.6%

     (a) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the Company's common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates from the exercise price as prescribed by the regulations, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's common stock. The calculation does not take into account any taxes or other expense, which might be owed.

     (b) The exercise price of the option was equal to the fair market value of the common stock on the date of the grant.

     (c) Options were granted under the Company's stock option plan throughout 2000 with various vesting schedules and expiration dates through the year 2005. The average price of all options granted to employees in 2000 is $7.13.

     (d) Dr. Jenkins employment with the Company ended December 31, 2000. He continues to serve on the Board of Directors.

(e)      Ms. Belcik's employment with the Company ended March 8, 2001.

Option Exercises During 2000 and Option Values at December 31, 2000
-------------------------------------------------------------------

     The following table provides information related to options exercised by the Named Executives during 2000 and the value of options held at December 31, 2000. The Company does not have any outstanding stock appreciation rights.

              Aggregated Option/SAR Exercises In Last Fiscal Year
                        And Fiscal Year-End Option Values

                                                           Number of Securities
                                                           Underlying Unexercised           Value of Unexercised In-
                           Shares          Value           Options/SAR at Fiscal              the-Money Options/SARs
                         Acquired on     Realized                         Year End         at Fiscal Year-End ($) (2)
       Name            Exercise (#)      ($) (1)       Exercisable     Unexercisable     Exercisable     Unexercisable
       ----            ------------      -------       -----------------------------     -----------------------------

Kenneth S. Shifrin (3)           --          --          327,500          127,500               --               --

Brad A. Hummel                   --          --               --          160,000               --               --

Joseph Jenkins, M.D. (3)         --          --          275,000          125,000               --               --

Cheryl Williams (3)              --          --          171,666           68,334               --               --

Teena Belcik                     --          --           11,666           28,334               --               --

Stan Johnson                     --          --           34,334           16,666               --               --

David Vela, M.D.                 --          --           21,334           18,666               --               --



(1) Calculated by subtracting the per share exercise price of the option from the closing price for the Company's Common Stock on the date of exercise and multiplying the difference by the number of shares of Common Stock purchased upon the exercise of the option.
(2) Calculated by subtracting the per share exercise price of the option from the closing price for the Company's Common Stock on December 31, 2000 ($5) and multiplying the difference by the number of shares of Common Stock underlying the option.
(3) On February 10, 2000, Mr. Shifrin, Dr. Jenkins, and Ms. Williams, surrendered for cancellation, options for 25,000 shares each.

  A. Employment Agreements
  ------------------------

     The Company has entered into employment agreements with Kenneth Shifrin, Chairman; Brad Hummel, President and Chief Executive Officer; Cheryl Williams, Sr. Vice President, Finance and Chief Financial Officer and Gregory Scott, Sr. Vice President, Business Development. Each of these agreements provide for the payment of basic salary, performance bonuses and other customary benefits. Both Mr. Shifrin's and Mr. Hummel's agreements provide for an annual salary of $325,000 and terminate September 1, 2002. Ms. Williams' agreement provides for an annual salary of $150,000 and terminates September 1, 2001. Mr. Scott's agreement provides for an annual salary of $175,000 and terminates March 1, 2002. Each of the agreements entitle such individual to receive severance payments if the Company terminates such individual's employment without cause and also gives the individual the right to terminate employment and receive severance payments in the event of a change of control.

 B. Noncompetition, Release and Severance Agreement
 --------------------------------------------------

     The Company entered into a noncompetition, release and severance agreement with Dr. Jenkins that provides for the payment of $500,000 to Dr. Jenkins over a period of four years and provides for Dr. Jenkins to have office support for performance of his duties as a director. Additionally, the agreement provides that Dr. Jenkins will not own, manage or control any business that competes with the Company and will not advise a customer or supplier of the Company to cancel or curtail its dealings with, or influence any employee of the Company to terminate his or her employment with, the Company for a period of five years and will provide certain consulting services to the Company.

C. Indemnity Agreements
-----------------------

     The Company has entered into indemnity agreements with certain of its officers and directors. The agreements generally provide that, to the extent permitted by law, the Company must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of the Company. In addition, the Company's and certain of its subsidiaries' organizational documents provide for certain indemnifications and limitations on liability for directors, managers and officers.

                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

     The business the Company is engaged in is highly competitive. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company has structured an executive compensation system tied to operating performance that the Company believes has enabled it to attract and retain key executives.

     During 2000, the Compensation Committee was comprised of Michael Spalding, M.D. and William A. Searles, both of whom are outside directors.

     The Compensation Committee has primary responsibility for determining executive compensation levels. The Board as a whole maintains a philosophy that compensation of executive officers, specifically including that of the Chairman and President, should be linked to both operating and stock price performance. A portion of the management compensation has been comprised of bonuses, based on operating and stock performance, with a particular emphasis on the attainment of planned objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. In addition, the Company has utilized stock options to link executive compensation to stock price performance. The Committee feels that options are an effective incentive for managers to create value for shareholders since the value of an options bears a direct relationship to the Company's stock price.

   For 2000, the Company's executive compensation program consisted of base salary and a bonus based upon the achievement of specific goals.

     The Company's objective is financial performance that achieves several goals over time, including earnings-per-share growth, stock price growth and a proper diversification of business risks. The Committee believes that compensation levels during 2000 adequately reflect the Company's compensation goals and policies.
                            Compensation Committee:  Michael Spalding M.D. and
                                                            William A. Searles


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Dr. Joseph Jenkins, a director, currently owns limited partner interests in eleven of the partnerships managed by the Company. During 2000, Dr. Jenkins received $49,100 in cash distributions from such partnerships.

     David Dulaney, M.D., a director, is an owner in two separate entities that own a 40% interest in two of the Company's subsidiaries. During 2000, these entities received $1,128,000 in cash distributions from such subsidiaries.

     The Company's principal executive office is located in Austin, Texas in an office building owned by APS. The Company pays APS approximately $22,000 per month, which includes rental payments for approximately 10,100 square feet of office space, reception and telephone services, and certain other services and facilities. This lease expires in December 2002. Brad A. Hummel, the Company's Chief Executive Officer, is a Director of APS. Kenneth S. Shifrin, the Company's Chairman of the Board, is Chief Executive Officer and a Director of APS. William
A. Searles, one of the Company's Directors, is a Director of APS.

                         SECTION 16 FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASDAQ National market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to 2000, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holder of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     Cumulative voting is not permitted in the election of directors of the Company. On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of Common Stock will be entitled to one vote for each share of Common Stock owned of record by such shareholder at the close of business on April 27, 2001.

                              SHAREHOLDER PROPOSALS

     Any shareholder of the Company meeting certain minimum stock ownership and holding period requirements may present a proposal for action at the annual meeting of shareholders to be held in 2002. Such shareholder must deliver the proposal to the executive offices of the Company no later than January 15, 2002, unless the Company notifies the shareholders otherwise. Only those proposals that are proper for shareholder action and otherwise proper may be included in the Company's proxy statement. The Board of Directors will consider nominations for directors of the Company to be elected at the Annual Meeting of Shareholders to be held in 2002 that are submitted in writing by any shareholder of the Company prior to January 15, 2002.

                       ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form, which are properly executed and returned, will be voted at the meeting and adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters: (a) "FOR" the six persons for election to the Board of Directors; (b) "FOR" the amendment to the Company's 1993 Amended and Restated Stock Option Plan to increase the aggregate number of shares available for issuance thereunder by 400,000; and (c) in the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof. The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

                              ELECTION OF DIRECTORS

     Pursuant  to  the  Company's  Bylaws,   the  Board  of  Directors  has,  by
resolution, fixed the number of directors at six and six directors will be elected. All nominees will be elected to hold office until the next annual meeting of shareholders of the Company or until his successor is elected and qualified. The Board of Directors held 9 meetings during the year ended December 31, 2000, and each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director, except Dr. Splading and (b) the total number of meetings held by all committees of the Board on which he served.

                                                 Director of
            Name                       Age      Company Since
            ----                       ---      -------------

     David D. Dulaney, M.D.            64          2000
     Brad A. Hummel                    44          2000
     Joseph Jenkins, M.D., J.D.        53          1996
     William A. Searles                58          1989
     Kenneth S. Shifrin                52          1989
     Michael J. Spalding, M.D.         60          1993

     The Company pays Dr. Dulaney, Dr. Jenkins, Mr. Searles and Dr. Spalding a monthly fee of $1,250 for serving as a director of the Company. The Company's directors are also eligible to receive stock options under the Option Plan. The Company's directors receive reimbursement of all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee of the Board of Directors.

     Dr. Dulaney is a graduate of Jefferson Medical College, Philadelphia, Pennsylvania and was a resident in ophthalmology at the Mayo Clinic, Rochester, Minnesota. He has been a Board Certified Ophthalmologist since 1972, and has been in practice in the Phoenix area since 1975. Dr. Dulaney is an internationally recognized lecturer on Refractive Surgery. He is a Founding Member of the American Society of Cataract and Refractive Surgery. He served on the board of Laser Link.Net Inc., which was recently acquired by Covad
Communications Group, Inc. From 1998 to 1999 he served as a Director of Physicians Resource Group, a publicly traded company.

     Mr. Hummel has been President and Chief Executive Officer since June 2000. From October 1999 until June 2000, Mr. Hummel was Executive Vice President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Hummel was with Diagnostic Health Services, Inc. ("DHS") since 1984, most recently serving as the President and Chief Executive Officer, and as a member of the Board of Directors. DHS filed for Chapter 11 bankruptcy reorganization in March 2000 and re-emerged from bankruptcy in October 2000. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray, a Washington, D.C. and London-based management consulting firm. Mr. Hummel also serves as a member of APS's Board of Directors.

     Dr. Jenkins has been a director of the Company since April 1996. Dr. Jenkins served as President and Chief Executive Officer of the Company from April 1996 until June 2000 and as Vice Chairman from June 2000 until December 2000. From May 1990 until 1996, Dr. Jenkins was an officer of Lithotripters, Inc., which became a wholly owned subsidiary of the Company in April 1996. Dr. Jenkins is a board certified urologist and is a founding member, a past president and currently a director of the American Lithotripsy Society.

     Mr. Searles has been a Director of the Company since October 1989. He has been an independent business consultant since 1989. Prior to that he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns (an investment banking firm) as an Associate Director/Limited Partner. He has served as a Director of APS since July 1989, as Chairman of the Board of APS Investment Services since May 1998, as a Director of Uncommon Care since September 1998, and as an Advisory Director of Probex Corp, a re-refiner, which converts waste oil into premium quality base oil, since December 1999.

     Mr. Shifrin has been Chairman of the Board since October 1989. Mr. Shifrin has served in various capacities with APS since February 1985, and is currently the Chairman of the Board, a Director, and Chief Executive Officer of APS. Mr. Shifrin is a member of the World Presidents' Organization.

     Dr. Spalding has been a Director since October 1993. Dr. Spalding has been a practicing urologist since 1973. Dr. Spalding was the Chairman of Tennessee Valley Lithotripters, which was acquired by the Company in 1993.

     No family relationships exist among the officers or directors of the Company. Except as indicated above, no Director of the Company is a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

 Should any nominee named herein for the office of director become unwilling or unable to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any nominee named above will be unwilling or unable to serve.

     The Board recommends a vote FOR each nominee for Director.

              CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board of Directors of the Company has established a Compensation Committee, a Nominating Committee and an Audit Committee. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of executive officers, including issuance of stock options. Dr. Spalding and Mr. Searles serve on the Compensation Committee, which held two meetings during 2000. The Nominating Committee has primary responsibility for nominating persons for election to the Board of Directors. Dr. Dulaney and Mr. Searles serve on the Nominating Committee, which held one meeting during 2000. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services to the Company, including matters relating to the independence of such accountants. Mr. Searles, Dr. Dulaney and Dr. Spalding presently serve on the Audit Committee. Dr. Dulaney is an officer of one of the Company's subsidiaries, however the Company believes that his service on the Audit Committee is important due to his past experience on the boards of other public companies. The Audit Committee, which consisted of two former Board members during 2000, held two meetings during the year.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

 The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 (the "Audited Financial Statements") with management.

2. The Audit Committee has discussed with KPMG LLP, the independent auditing firm for the Company, matters required by Codification of Statements on Auditing Standards No 61.

3. The Committee also has discussed with KPMG LLP the items required by Independence Standards Board Standard No. 1.

4. Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K.

                      Audit Committee:            David D. Dulaney, M.D.
                                                  Michael Spalding, M.D.
                                                  William A. Searles

Audit and Non-Audit Fees
------------------------

     For the year ended December 31, 2000, fees for services provided by KPMG LLP were as follows:

A. Audit                                                             $ 149,351

 B. All Other (including corporate tax consulting ($167,416), review of stock option plan ($31,500) and mergers and
        acquisitions ($27,565)                                         226,481

     The Audit Committee has reviewed KPMG LLP's provision of non-audit related services for the year and considered the compatibility of such services with auditors' independence. The committee believes that the non-audit related services are compatible with such independence. KPMG LLP did not provide any financial systems design or implementation fees during the year.

     The Audit Committee acts under a written charter that is attached to this proxy statement as Exhibit A.


                  PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

     The Company's 1993 Stock Option Plan currently provides that the aggregate number of shares of Common Stock that may be issued upon the exercise of all options under the Option Plan shall not exceed 3,650,000. As of April 15, 2001, 3,633,250 shares had been issued pursuant to the Option Plan, of which options covering 1,228,750 shares of common stock have been exercised and options covering 2,404,500 shares of common stock were outstanding. There were 16,750 shares remaining to be issued under the Option Plan. The Board of Directors of the Company, on April 3, 2001, subject to stockholder approval at the Annual Meeting, approved an amendment to the Option Plan to increase the aggregate number of shares that may be issued thereunder by 400,000 to 4,050,000. The Company has in the past utilized stock options as a significant element of compensation to officers, key employees and directors and intends to continue to do so. The Board of Directors believes that the effect of this amendment will be to preserve the benefits to the Company of the Option plan by ensuring that officers, directors and other key employees continue to receive options.


The Board recommends a vote FOR the amendment to the Option Plan.

                                Performance Graph

     The following graph compares the Company's cumulative total stockholder return with the cumulative total stockholder returns of the NASDAQ Market Index and the NASDAQ Health Secondary Index, for the period from January 1, 1995 through December 31, 2000.


     [OBJECT OMITTED]

                                 NASDAQ
                                 Health
         FYE         US NASDA   Services     Prime
         ---         --------   --------     -----

     12/31/95.......  100.0      100.0      100.0
     12/31/96......   123.0       99.9      120.8
     12/31/97 .....   150.7      102.5      153.5
     12/31/98 .....   212.5       86.9       81.3
     12/31/99 .....   394.9       69.9      101.4
     12/31/00 .....   237.6       95.8       55.6

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected KPMG LLP as independent auditors for the year ending December 31, 2000. KPMG LLP has advised the Company that, in accordance with professional standards, it will not perform any non-audit service that would impair its independence for purposes of expressing an opinion on the Company's financial statements. A representative of KPMG LLP will attend the meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Board of Directors of the Company does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                        By Order of the Board of Directors

                                        CHERYL L. WILLIAMS, Secretary


     Austin, Texas
     May 15, 2001